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                                                                    EXHIBIT (23)

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

The Rowe Companies
McLean, Virginia

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 2.94943, 33-90486, 33-77766, 33-77768, 333-82571,
833-108542, 333-108554 and 333-108555) of The Rowe Companies of our report dated January 9, 2004, relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 9, 2004 relating to the financial statement schedule which appears in this Form 10-K.


                                                            /s/ BDO Seidman, LLP
                                                            --------------------
                                                            BDO Seidman, LLP

High Point, North Carolina
February 16, 2004